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                             O'MELVENY & MYERS LLP


                             400 SOUTH HOPE STREET
CENTURY CITY           LOS ANGELES, CALIFORNIA 90071-2899             HONG KONG

NEWPORT BEACH              TELEPHONE (213) 430-6000                      LONDON
                           FACSIMILE (213) 430-6407
NEW YORK                    INTERNET: www.omm.com                      SHANGHAI

SAN FRANCISCO                                                             TOKYO

WASHINGTON, D.C.
                                                                OUR FILE NUMBER
                                                                    253,712-999



                                                           WRITER'S DIRECT DIAL
                                                                   213-430-6000



February 14, 2000



FPA New Income, Inc.
11400 West Olympic Boulevard
Los Angeles, California 90064

Dear Ladies and Gentlemen:

     At your request we have examined your Registration Statement on Form N-1A and the related Post-Effective Amendment No. 41 filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of shares of your common stock, $0.01 par value per share (the "Shares"). We are familiar with the proceedings you have taken in connection with the authorization, issuance and sale of the Shares.

     Based upon our examination and upon our knowledge of your activities, it is our opinion that, provided that an appropriate amendment to your Articles of Incorporation is duly effected before more than 100,000,000 Shares are issued and outstanding, the Shares upon issuance and sale in the manner described in the Registration Statement will constitute validly issued, fully paid and nonassessable Shares of your common stock.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Respectfully submitted,



                                               /s/ O'Melveny & Myers LLP